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                                                                 Exhibit 10.59

                             CHIEF EXECUTIVE OFFICER
                              EMPLOYMENT AGREEMENT

         This Executive Employment Agreement ("Agreement") is entered into as of May 22, 2001, by and between Eclipse Corporation, a Delaware corporation with its principal offices located at 25 Mall Road, Burlington, MA 01803 (together with its successors and assigns, the "Company"), and Joseph M. Bellini, an individual residing at 18 Cerulean Way, Lincoln, MA 01773 (the "Executive").

         WHEREAS, the Executive is currently employed as President and Chief Executive Officer by Comet, Inc., a Delaware corporation ("Comet");

         WHEREAS, the Executive and Comet entered into an Employment Agreement, dated January 5, 1999, pursuant to which the Executive has been employed as the President and Chief Executive Officer of Comet (as so amended, the "PRIOR AGREEMENT");

         WHEREAS, Comet, Comet Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), and the Company have entered into an agreement to merge Comet and Merger Sub, with Comet being the surviving entity (the "Merger"); and

         WHEREAS, the Company desires to employ the Executive and has offered such employment to the Executive, and the Executive desires to be employed by the Company and has accepted employment by the Company as the Company's Chief Executive Officer, in accordance with the provisions contained in this Agreement, such employment to commence on the effective date of the Merger (the "Effective Date").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. PRIOR AGREEMENT SUPERSEDED. This Agreement shall supersede and replace in its entirety the Prior Agreement.

         2. TERM. The term of this Agreement shall commence on the Effective Date and end on the second anniversary of the Effective Date (the "Initial Term") PROVIDED, HOWEVER, that this Agreement shall, at the expiration of the Initial Term and of any Renewal Term (as defined below) be automatically extended for an additional one year period (each a "Renewal Term" and, together with the Initial Term, the "Term") unless the Company gives the Executive at least 90 days written notice prior to such expiration electing not to so extend the Term. Notwithstanding the foregoing, the Term of Employment may be earlier terminated in strict accordance with the provisions of SECTION 6 of this Agreement.

         3.       EMPLOYMENT, ACCEPTANCE, DUTIES AND OTHER ACTIVITIES.

                  3.1. ACCEPTANCE. The Company agrees to employ the Executive during the Term, and the Executive accepts such employment. As a condition precedent to the Company's


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obligations hereunder, the Executive shall enter into the attached
NON-COMPETITION, NON-SOLICITATION, NON-DISCLOSURE AND DEVELOPMENTS AGREEMENT with the Company, which is incorporated herein by reference.

                  3.2. DUTIES. During the Term, Executive shall serve as the Chief Executive Officer of the Company and of such of the Company's Subsidiaries as the Company may reasonably request; shall have all authorities, duties and responsibilities as are inherent in, or incident to, the office[s] of Chief Executive Officer; shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair his ability to discharge, the foregoing duties and responsibilities; shall be a member of the Company Board and a member of the Board of such of the Company's Subsidiaries as the Company Board may reasonably request; and shall report solely and directly to the Company Board. All other officers of the Company shall report to Executive, or to such person(s) as Executive designates from time to time.

                  3.3. OTHER ACTIVITIES. The Executive shall devote his full business time and attention and his best efforts to the performance of his duties as an employee of the Company; PROVIDED, HOWEVER, that the Executive may also engage in the following activities: (i) serving on the boards of a reasonable number of business entities, trade associations and/or charitable organizations; (ii) engaging in charitable activities and community affairs;
(iii) accepting and fulfilling a reasonable number of speaking engagements; and
(iv) managing his personal investments and affairs; PROVIDED that such activities do not in the aggregate materially interfere with the proper performance of the Executive's duties and responsibilities as set forth in this Agreement.

         4.       COMPENSATION.

                  4.1      SALARY.

                  (a) The Company shall pay the Executive during the Term a salary of $300,000.00 per annum, less all required and authorized withholdings and deductions. Salary payments shall be made to the Executive in accordance with the Company's regular pay practices for executives. Effective on the first anniversary of the Effective Date, and thereafter effective every anniversary of the Effective Date during the Term, the Board of Directors of the Company (or its Compensation Committee) shall review and may increase the annual salary of the Executive to a level that it deems appropriate in its sole discretion.

                  (b) Notwithstanding the foregoing, as of the anniversary of the Effective Date for each year during the Term, commencing on the first anniversary of the Effective Date, the Executive shall be entitled to an increase in the Executive's salary hereunder based on increases in the cost of living ("COST OF LIVING SALARY INCREASE") pursuant to a formula using the basis of such computation the "Revised Consumer Price Index" published by the Bureau of Labor Statistics of the United States Department of Labor (the "INDEX").

                      (i) The index number in the column for Boston, Massachusetts, entitled "all items," for the month of [insert month agreement is signed] shall be the "CURRENT INDEX NUMBER" and the corresponding Index number for the immediately preceding [insert month agreement is signed], commencing with one year after the Effective Date, shall be the "BASE INDEX NUMBER".


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                      (ii) The Cost of Living Salary Increase shall be
determined according to the following formula: [(Current Index Number DIVIDED BY Base Index Number) MINUS 1]. The resulting percentage of increase, if any, in the cost of living, shall be the increase required to be determined pursuant to this SUBSECTION 4.1(B); PROVIDED, HOWEVER, that any increase based on this formula shall not be less than five percent (5%) each year.

                      (iii) In the event that the publication of the Index is discontinued for any reason, the parties shall utilize comparable statistics of the cost of living for the City of Boston, Massachusetts, as computed and published by any agency or instrumentality of the United States of America or by a responsible financial periodical or recognized authority then to be selected by the parties.

                      (iv) In the absence of fraud, any determination made by the Company's accountants pursuant to this SUBSECTION 4.1(B) shall be conclusive and binding upon the Company and the Executive.

                  4.2 BONUS. The Company shall pay the Executive during the Term a $300,000.00 performance bonus per annum depending on the Executive's achievement of certain goals to be determined by the Executive and the Company ("PERFORMANCE BONUS"). Effective on the first anniversary of the Effective Date, and thereafter effective every anniversary of the Effective Date during the Term, the Board of Directors of the Company (or its Compensation Committee) shall review and may increase (but may not decrease) the Performance Bonus of the Executive to a level that it deems appropriate in its sole discretion.

                  4.3 EMPLOYEE BENEFIT PLANS. During the Term, and otherwise as provided in this Agreement, the Executive shall be entitled to receive such benefits and to participate in such benefits plans as are generally provided from time to time by the Company to its senior management employees; PROVIDED, HOWEVER, that (a) the benefits provided to Executive and his immediate family hereunder shall not be of less value to him than are being provided to Executive and his immediate family on the Effective Date and (b) nothing in this Agreement shall be construed to obligate the Company to provide any specific benefits to employees generally. The Executive's participation in all such plans and programs shall be at a level, on terms and conditions, that are commensurate with his positions and responsibilities at the Company and no less favorable to him than to other senior executives of the Company. During the Term of Employment, no benefit or coverage available to the Executive under any such plan or program shall be materially reduced without his prior written consent. The Executive shall be entitled to post-retirement welfare benefits on a basis no less favorable than that applying to other senior executives of the Company.

                  4.4 VACATION. The Executive shall be entitled to four (4) weeks of paid vacation time on an annual basis, or such greater amount of vacation time as may be provided in accordance with the policies from time to time adopted by the Company's Board of Directors with respect to its senior management employees. Such paid vacation must be taken at a time and in a manner consistent with the duties of the Executive. If in any fiscal year of the Company


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the Executive takes less than four (4) weeks of paid vacation, he shall be entitled to add the amount of vacation time not so taken, but not more than two additional weeks, to the amount of paid vacation to which he is entitled in the next succeeding year.

                  4.5 BUSINESS EXPENSES. The Executive shall be entitled to reimbursement for all reasonable business, promotional and entertainment expenses incurred in connection with his employment on behalf of the Company or to further the Company's business. The Company shall promptly reimburse the Executive for all such expenses, subject to documentation in accordance with reasonable policies of the Company previously communicated to the Executive by the Company. The Company shall also promptly reimburse the Executive (a) for all reasonable expenses (including, without limitation, reasonable fees and other charges of an attorney acceptable to the Company) incurred by him in connection with the negotiation and documentation of these employment arrangements and (b) for annual financial, estate and tax counseling that the Executive may choose to obtain from professional providers of such services, in an amount not to exceed $25,000 for any fees incurred prior to December 31, 2001, and in an amount not to exceed $10,000 for each calendar year thereafter.

         5.       STOCK OPTIONS

                  5.1 OPTIONS GRANT. On the Effective Date, the Executive will receive stock options to purchase 1,000,000 (one million) shares of the common stock of the Company, $0.001 par value per share (the "Options"; "Common Stock"). To the maximum extent possible under applicable tax rules and regulations then in effect, the Options will be incentive stock options within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended, for federal income tax purposes, and the balance, if any, of the Options will be non-qualified stock options.

                  5.2 EXERCISING OPTIONS. The Options will be issued with an exercise price per share equal to the fair market value of the Common Stock (as determined in accordance with the provisions of the stock option plan under which the Options are issued) as of the Effective Date. Any or all exercises by the Executive of such options may be by (a) cash payment, (b) "cashless exercise," (c) tender of shares of the Company's stock which the Executive already holds, or (d) by delivery of a promissory note of the Executive bearing interest at a rate not less than the "Applicable Federal Rate" under section 1274(d) of the Internal Revenue Code as of the date of such exercise and with a repayment term determined by the Executive but not to exceed five (5) years.

                  5.3      VESTING OF OPTIONS.

                  (a) The Options shall have a term of ten (10) years and will vest over a 4 year period, in 8 equal semi-annual installments commencing six months after the date of grant, except that 100% of the Options shall vest immediately upon the Executive's death, Disability (as hereinafter defined), voluntary termination within 180 days of an Event of Constructive Termination (as hereinafter defined) or Termination Without Cause (as hereinafter defined).


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                  Additionally, all unvested Options and any outstanding,
unvested options to purchase Company Stock held by the Executive as of the Effective Date shall vest immediately upon a subsequent sale of the Company or a Change of Control (as hereinafter defined).

                  (b) The Options will terminate immediately if the Executive's employment is terminated by the Company for Cause or if the Executive voluntarily terminates his employment as Chief Executive Officer with the Company.

                  (c) Notwithstanding anything to the contrary in this Agreement or in any applicable Company option plan agreement, in the event that the Executive's employment is terminated by the Company without Cause (as hereinafter defined) or if the Executive dies or suffers a Disability (as hereinafter defined) during the Term, the options which have vested as of the date of termination, death or the Disability Termination Date (as hereinafter defined) will remain exercisable until the earlier of (i) one year after termination or the Disability Termination Date, or two years after death, and
(ii) the original expiration date of the option term..

                  (d) In the case of a conflict or ambiguity between the provisions of this Agreement and the provisions of any Company stock option plan or agreement under which stock options on Company stock are or have been issued to the Executive, the provisions of this Agreement shall prevail.

                  5.4      MISCELLANEOUS.

                  (a) With respect to protection against dilution, the Executive will not be treated any differently than any current stockholder; PROVIDED, HOWEVER that the Company's Compensation Committee shall make an appropriate adjustment to the Executive's Options to reflect any stock split, stock dividend, reverse stock split, recapitalization or other event that dilutes the stockholders generally.

                  (b) The Company anticipates that the Board may issue further options to employees, including officers, as dictated by the interests of the Company.

                  (c) Nothing contained in this Agreement shall preclude the granting of additional stock options to the Executive in the discretion of the Company's Board of Directors or Compensation Committee.

         6.       Termination of Employment.

                  6.1      DEFINITION OF TERMS

                  (a) The SEVERANCE AMOUNT shall be equal to the sum of (i) the Executive's then-current monthly salary multiplied by twelve (12) plus (ii) one hundred (100) percent of the maximum Performance Bonus and Additional Performance Bonus amounts, including without limitation any and all commissions, pursuant to existing compensation agreements in effect for the year in which such termination occurs which the Executive could have earned if he remained in the employ of the Company and all performance goals and other criteria were met (whether or not such goals or criteria are in fact met), plus (iii) all compensation owing hereunder to the


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Executive as of the date of his termination, plus (iv) all accrued benefits under any retirement plan adopted by the Company for the benefit of its employees.

                  (b) The SEVERANCE BENEFITS shall be all allowances and benefits, including, but not limited to, medical and dental insurance benefits; PROVIDED, HOWEVER, that if, and only if, the allowances and benefits being provided to the Executive on the date the Executive terminates cannot be provided under the terms of such plans (and such plans cannot be amended by the Board of Directors of the Company to provide such benefits and allowances without adversely affecting the tax treatment thereof to the Company or the participants thereunder), the Company shall pay to the Executive, his spouse, his estate or his legal representative, as the case may be, the value of such allowances and benefits in a lump sum payment within thirty (30) days after the date the Executive terminates.

                  6.2      TERMINATION UPON DEATH.

                  (a) The Term of employment of the Executive under this Agreement shall terminate upon the death of the Executive. Following the death of the Executive while he is employed by the Company, but in no event later than the thirtieth (30th) day following the date of his death, the Company shall make a lump sum cash Severance Amount payment to his surviving spouse, if she survives him, or to his estate if his spouse does not survive him.

                  (b) In addition to the Severance Amount payable pursuant to SUBSECTION 6.2(a), the Company shall provide Severance Benefits to the Executive's surviving spouse, if any, for twelve (12) months following the date of the Participant's death.

                  6.3      TERMINATION UPON DISABILITY.

                  (a) If, during the Term of his employment, the Executive suffers a Disability (as hereinafter defined) for a period of three (3) consecutive months or more, the Company may, after the expiration of such three-month period and prior to the Executive resuming his full-time duties hereunder, terminate the employment of the Executive upon prior written notice to the Executive which notice shall specify a date (which may be the date of such notice or any later date) as of which such termination is to become effective (the "DISABILITY TERMINATION DATE"). Subsequent to the Disability Termination Date, the Executive or his legal representatives shall be entitled to receive any benefits which may be payable under all disability insurance policies and disability plans provided by the Company, without offset for any other insurance or disability payments to which the Executive may be entitled under insurance policies owned by him.

                  (b) In addition to the benefits payable pursuant to SUBSECTION 6.3(A), within thirty (30) days following the Disability Termination Date, the Company shall pay the Executive or his legal representatives the Severance Amount and shall provide Severance Benefits for twelve (12) months following the Disability Termination Date.

                  (c) For purposes of this SUBSECTION 6.3, "DISABILITY" shall mean any mental or physical condition or incapacity which prevents the Executive from substantially discharging his duties and responsibilities as an officer of the Company. In the event of a disagreement between the Company and the Executive as to whether the Executive suffers from a Disability, the Executive shall submit to the physical or mental examination of a physician licensed under


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the laws of the State of Massachusetts who shall be mutually selected by the
Executive (or his legal representative) and the Company, and such physician shall make the determination of whether the Executive suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Executive. The entire cost of any such examination shall be borne by the Company.

                  6.4 TERMINATION FOR CAUSE. In the event of termination of the Executive's employment for Cause, all compensation of the Executive and any other rights the Executive may have under this Agreement shall cease upon the termination date of his employment, the Executive shall receive no Severance Amount, no Severance Benefits and no further payments or benefits shall be paid or payable to the Executive by the Company for any period thereafter, except to the extent that Executive shall have accrued benefits under any retirement plan adopted by the Company for the benefit of its employees and except for all compensation owing hereunder to the Executive as of the date of termination for Cause. For purposes of this Agreement, "CAUSE" shall only mean the Executive's conviction of criminal conduct constituting a felony offense, other than a traffic offense, during the Term.

                  6.5      VOLUNTARY TERMINATION  BY EXECUTIVE.

                  (a) The Executive may voluntarily terminate his employment at any time upon ninety (90) days written notice to the Company. In such case, the Executive shall receive no Severance Amount, no Severance Benefits and no further payments or benefits shall be paid or payable to the Executive by the Company for any period after such termination of employment, except to the extent that Executive shall have accrued benefits under any plan adopted by the Company for the benefit of its employees generally and except for all compensation owing hereunder to the Executive as of the date of voluntary termination.

                  (b) Notwithstanding the foregoing, within 180 days after an Event of Constructive Termination (as hereinafter defined) the Executive may voluntarily terminate employment and within thirty (30) days thereafter, the Company shall pay the Executive (i) the Severance Amount, and (ii) Severance Benefits for a period of twelve (12) months. An "EVENT OF CONSTRUCTIVE TERMINATION" shall mean (v) a relocation of the Executive's principal workplace to a location more than 20 miles from the location of such workplace on the Effective Date without the Executive's express written consent; (w) an assignment to the Executive of duties or responsibilities inconsistent with his position as set forth in Section 3.2 hereof or inappropriate to the Chief Executive Officer of the Company; (x) a failure to appoint or reelect the Executive to the Board of Directors of the Company or a requirement that the Executive report to an individual or group other than the Company Board of Directors; (y) a reduction in the Executive's compensation or benefits without the express written consent of the Executive; or (z) delivery of written notice by the Company that the Term of the Agreement will not be extended in accordance with Section 2 hereof.

                  6.6     TERMINATION BY THE COMPANY DUE TO A CHANGE IN CONTROL.

                  (a) If the Company terminates the Executive's employment within twelve (12) months after a Change in Control (as hereinafter defined), the Executive shall receive the Severance Amount payable in one lump sum on the effective date of such termination and the Severance Benefits for a period of twelve (12) months following the termination of the Executive's employment.


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                  (b) For purposes of this Agreement, a "CHANGE OF CONTROL"
shall mean: (i) the acquisition by an individual, entity, group or any other person of beneficial ownership of thirty-five percent (35%) or more of either
(x) the then-outstanding shares of common stock of the Company or (y) the combined voting power of the election of directors for the Company; and/or (ii) the sale of substantially all of the Company's assets or a merger or sale of stock wherein the holders of the Company's capital stock immediately prior to such sale do not hold at least a majority of the outstanding capital stock of the Company or its successor immediately following such sale; and/or (iii) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

                  (c) The Company shall require any successor via a Change in Control (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  6.7 TERMINATION WITHOUT Cause. In the event that the Executive' employment under this Agreement is Terminated Without Cause (as hereinafter defined), the Company shall pay the Executive, on the date of such termination, the Severance Amount as well as the Severance Benefits for a period of twelve (12) months. TERMINATION WITHOUT CAUSE shall mean any termination of Executive's employment under this Agreement, other than (a) termination upon death in accordance with SECTION 6.2, (b) termination upon Disability in accordance with SECTION 6.3, (c) termination for Cause in accordance with
SECTION 6.4, (d) voluntary termination by the Executive in accordance with
SECTION 6.5, or (e) termination by the Company due to a Change in Control in accordance with SECTION 6.6.

         7.       INDEMNIFICATION.

                  7.1 The Company agrees that (i) if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant or representative of the Company or Comet, or is or was serving at the request of the Company or Comet, or in connection with his service under this Agreement or the Prior Agreement, as a director officer, employee, agent, manager, consultant or representative of another person, or (ii) if any claim is made, or is threatened to be made, that arises out of or relates to the Executive's service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless by the Company to the fullest extent


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legally permitted, or authorized, by the Company's certificate of incorporation, bylaws or other organization documents or Board resolutions, against any and all costs, expenses liabilities and losses (including, without limitation, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties, reasonable attorneys' fees, and amounts paid or to be paid in settlement) incurred or suffered by Executive in connection therewith and such indemnification shall continue as to the Executive even if he has ceased to be a director, officer, employee, agent, manager, consultant or representative of the Company or Comet and shall insure to the benefit of the Executive's heirs, executors, administrators and legal representatives.

                  7.2 The Company agrees to advance to the Executive all costs and expenses incurred by him in connection with any event described in this
SECTION 7 to the fullest extent legally permitted, or authorized, by the Company's certificate of incorporation, bylaws or other organization documents or Board resolutions within fifteen (15) days after receiving written notice requesting such an advance, which notice (a) shall include an undertaking by the Executive to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses and (b) shall be accompanied by reasonable documentation of the costs and expenses for which advancement is sought. No amendment by the Company at any time on or after the Effective Date of the provisions of the Company's certificates of incorporation or bylaws shall be effective to reduce any of the Executive's rights to indemnification, or advancement of costs and expenses, under this SECTION 7.

                  7.3 During the Term and for a period of six (6) years thereafter, a directors and officers' liability insurance policy (or policies) shall be kept in place providing comprehensive coverage to the Executive to the extent that such coverage is then provided by the Company for any other present or former senior executive or director of the Company with respect to such senior executive's or director's service as such.

                  7.4 The provisions of this section shall survive the termination or expiration of this Agreement, irrespective of the reasons for such termination or expiration.

         8. ARBITRATION OF DISPUTES. The parties hereto shall use their best efforts to settle amicably any disputes, differences, or controversies arising between them arising out of or in accordance with this Agreement. However, in the event any such disputes, differences, or controversies are not so settled, the same shall be submitted to, and finally settled by, arbitration in accordance with the Rules of American Arbitration Association by one or more arbitrators appointed in accordance with said Rules. Arbitration initiated by either party shall be held in Boston, Massachusetts. The arbitrator(s) shall have the power to award attorneys' fees to the prevailing party in their sole discretion. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         9. ATTORNEYS' FEES. In the event a party seeks to enforce any provision of this Agreement and receives injunctive relief or other equitable relief from a court of competent jurisdiction which is final and not subject to appeal, such party shall be entitled to recover its reasonable attorneys' fees and costs incurred with respect to obtaining such relief from the other party. The provisions of this section are not intended to modify the provisions of SECTIONS 7 AND 8 hereof.


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         10.      OTHER PROVISIONS.

                  10.1 AMOUNTS PAYABLE LESS WITHHOLDING TAXES. The amounts payable by the Company hereunder shall be less any federal, state or local withholding taxes and social security.

                  10.2 EXCISE TAX. To the extent that payments or other benefits to the Executive pursuant to this Agreement (together with any other payments, benefits or stock awards received by the Executive in connection with a Change in Control) would result in triggering the provisions of the Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or other comparable federal, state or local tax laws, the Company shall pay the Executive such an additional amount as is necessary (after taking into account all federal, state and local taxes (including any interest and penalties imposed with respect to such taxes) , including any income or excise tax payable by Executive as a result of the receipt of such additional amount) to place Executive in the same after-tax position (including federal, state and local taxes) he would have been in had no such excise or similar purpose tax been paid or incurred. Such payment shall be determined by independent accountants agreed upon by the Company and the Executive and shall be made as soon as practicable after the time that any payments set forth in SECTION 6 hereof are due.

                  10.3 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered personally or sent by facsimile transmission (with confirmation) or, if sent by regular mail, three days after the date of deposit in the United States mails addressed as follows:

              (a)   if to the Company, to:    eXcelon Corporation
                                              -------------------
                                              25 Mall Road
                                              Burlington, MA 01803
                                              Telecopier No.: (781) 674-5010

                    with copy to:
                                              -----------, Esq.
                                              -----------
                                              Telecopier No.:  __________

              (b)   if to the Executive, to:  Joseph M. Bellini
                                              -----------
                                              -----------
                                              Telecopier No.:  __________

                    with copy to:
                                              -----------, Esq.
                                              -----------
                                              -----------
                                              Telecopier No.:  __________

or to such other address as either party may from time to time provide to the other by notice as provided in this section.


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                  10.4 BENEFICIARIES/REFERENCES. The Executive shall be
entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit under this Agreement, following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, transferee, estate or other legal representative.

                  10.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Company and the Executive, and supersedes all prior negotiations, agreements (including the Prior Agreement), arrangements, and understandings, both written or oral, between the Company and the Executive with respect to the subject matter and the Term of this Agreement.

                  10.6     WAIVER OR AMENDMENT.

                  (a) The waiver by either party of a breach or violation of any term or provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement or of any other right or remedy.

                  (b) No provision in this Agreement may be amended unless such amendment is set forth in a writing that specifically refers to this Agreement and is signed by the Executive and the Company.

                  10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules.

                  10.8 ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, each of the Company and the Executive and their respective heirs, personal representatives, legal representatives, successors and assigns.

                  10.9 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof. If any part of this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid part had not been inserted.

                  10.10 SECTION HEADINGS. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect any way the meaning, construction or interpretation of any or all of the provisions of this Agreement.

                  10.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to be one and the same instrument.


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


                  10.12 AUTHORITY TO EXECUTE. The undersigned officer represents and warrants that he has full power and authority to enter into this Agreement on behalf of the Company, and that the execution, delivery and performance of this Agreement have been authorized by the Board of Directors of the Company. Upon the Executive's acceptance of this Agreement by signing and returning it to the Company, this Agreement will become binding upon the Executive and the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


EXECUTIVE                                        ECLIPSE CORPORATION

  By:  /s/ Joseph M. Bellini                     By:  /s/ Robert N. Goldman
       ---------------------                          ---------------------
           Joseph M. Bellini
                                                 Name:    Robert N. Goldman
                                                      ---------------------

                                                 Title:
  Date:  5/22/01                                       --------------------
         ---------                               Date:
                                                       --------------------









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